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                                                                     EXHIBIT 4.1
China Grentech Corporation Limited

Matter        : 710220                                          Issued to:
Type of Share : Ordinary
Certificate # :                   Date of Record      :
# of Shares   :                   Transfer to cert. # :
Amount Paid   : 100%              # of Shares         :
Par Value     : US$0.00002        Transfer Date       :






                       CHINA GRENTECH CORPORATION LIMITED
                       INCORPORATED IN THE CAYMAN ISLANDS

     This is to certify that
                          of





     is the registered shareholder of:

     No. of Shares             Type of Share            Par Value
                                                        US$0.00002





     Date of Record            Certificate Number       % Paid
                                                        100




 The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.
                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY


                         Director                            Director/Secretary
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